Exhibit 10.40

GRAHAM

PACKAGING

COMPANY, INC.

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

FAX (717) 854-4269

FORM OF DIRECTOR’S FEE AGREEMENT

THIS DIRECTOR’S FEE AGREEMENT (this “Agreement”), is made as of January 11, 2010, by and between Graham Packaging Company, Inc., a Delaware Corporation (the “Company”) and                              (“Director”).

WHEREAS, the Company desires to retain the Director to serve as a member of the Board of Directors of the Company, and the Director desires to be so retained by the Company, on the terms and subject to the conditions more fully set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Director agree as follows:

1. Director Arrangement. The Company hereby retains the Director, and the Director hereby agrees to serve as a Director to the Company, on the terms and subject to the conditions of this Agreement. The Director will serve as a non-employee member of the Board of Directors of the Company (the “Board”) and shall do so in accordance with the fiduciary duties of a director of a Delaware corporation.

2. Term. The term of the Director’s service under this Agreement (the “Term”) shall commence on the date hereof and shall expire pursuant to Section 5 hereof.

3. Compensation.

(a) Annual Fee. The Company shall pay Director a fee of $18,750 for each quarter the Director serves on the Board (the “Quarterly Fee”).

(b) Meeting Fees. The Company shall pay Director a fee of $1,000 for each regularly scheduled meeting of the Board of Directors that the Director attends in person. The Company shall not pay Director a fee for attending meetings telephonically.

(c) Committee Fees. If the Director is designated to participate in a committee of the Board of Directors as either a chairperson or non-chairperson member, the Director will be entitled to compensation in addition to the Quarterly Fee in accordance with the following provisions:

(i) Audit Committee Fees. If the Director is designated as chairperson of the Audit Committee, the Company shall pay Director a fee of $4,375 for each quarter in which the Director serves as chairperson of the Audit Committee, plus a fee of $1,000 for each regularly scheduled meeting of the Audit Committee that the Director attends in person. For each quarter in which the Director is designated as a member of the Audit Committee but not as the chairperson of that committee, the Company shall pay Director a fee of $3,125, plus a fee of $1,000 for each regularly scheduled meeting of the Audit Committee that the Director attends in person.

(ii) Compensation Committee Fees. If the Director is designated as chairperson of the Compensation Committee, the Company shall pay Director a fee of $3,125 for each quarter in which the Director serves as chairperson of the Compensation Committee, plus a fee of $1,000 for each regularly scheduled meeting of the Compensation Committee that the Director attends in person. For each quarter in which the Director is designated as a member of the Compensation Committee but not as the chairperson of that committee, the Company shall pay Director a fee of $1,875 for each quarter the Director serves as a non-chairperson member of the Compensation Committee, plus a fee of $1,000 for each regularly scheduled meeting of the Compensation Committee that the Director attends in person.

(iii) Nominating/Corporate Governance Committee Fees. If the Director is designated as chairperson of the Nominating/Corporate Governance Committee, the Company shall pay Director a fee of $3,125 for each quarter in which the Director serves as chairperson of the Nominating/Corporate Governance Committee, plus a fee of $1,000 for each regularly scheduled meeting of the Nominating/Corporate Governance Committee that the Director attends in person. For each quarter in which the Director is designated as a member of the Nominating/Corporate Governance but not as the chairperson of that committee, the Company shall pay Director a fee of $1,875 for each quarter the Director serves as member of the Nominating/Corporate Governance Committee, plus a fee of $1,000 for each regularly scheduled meeting of the Nominating/Corporate Governance Committee that the Director attends in person.

(d) Payment of Fees. The Company reserves the right to remit fees to the Director in either (i) cash, or (ii) equity equal to the monetary value of the fee owed to the Director under this Agreement.

4. Status; Taxes

(a) Status of Director. Director shall not be an employee of the Company or any of its affiliates and shall not be entitled to participate in any employee benefit plans or other benefits or conditions of employment available to the employees of the Company. Director shall have no authority to act as an agent of the Company, except on authority specifically so delegated, and he shall not represent to the contrary to any person.

Director shall only consult, render advice and perform such tasks as Director determines are necessary to achieve the results specified by the Company. He shall not direct the work of any employee of the Company, or make any management decisions, or undertake to commit the Company to any course of action in relation to third persons. Although the Company may specify the results to be achieved by Director and may control and direct him in that regard, the Company shall not control or direct the Director as to the details or means by which such results are accomplished. The Company will maintain directors and officers insurance and will limit the liability of the Director in accordance with the relevant terms of the Company’s bylaws.

(b) Taxes. It is intended that the fees paid hereunder shall constitute revenues to Director. To the extent consistent with applicable law, the Company will not withhold any amounts therefrom as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws. Director shall be solely responsible for the withholding and/or payment of any federal, state or local income or payroll taxes and shall hold the Company, its officers, directors and employees harmless from any liability arising from the failure to withhold such amounts.

5. Termination. This Agreement and Director’s retention hereunder may be terminated by the Company or the Director for any reason upon 30 days advanced written notice; provided, however, that upon the Director’s appointment to the Board, the Director’s termination shall be in accordance with the bylaws of the publicly-held corporation. The Company reserves the right to not place the Director up for shareholder approval upon the expiration of the Director’s Term. In the event of a termination of the Term and the Director’s services hereunder, neither the Company nor the Director shall have any further obligations hereunder.

6. Entire Agreement/Prior Agreement. The provisions contained herein constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede any and all prior agreements, understandings and communications between the parties, oral or written, with respect to such subject matter.

7. Expenses. The Company shall reimburse Director for any reasonable expenses incurred by him in connection with the performance of his services hereunder; provided that such services were directed by the Company and any material expenses shall be subject to preapproval by the CEO or next most senior officer of the Company.

8. Modifications. Any waiver, alteration, amendment or modification of any provisions of this Agreement shall not be valid unless in writing and signed by the Company and the Director.

9. Assignment. The Company may assign its rights and delegate its obligations under this Agreement to any successor-in-interest to its business. Except as provided in the previous sentence, neither party may assign any of its or his rights or delegate any of its or his duties under this Agreement without the consent of the other and any attempted assignment in violation of this provision shall be void.

10. Notice. All notices and other communications required or permitted under this Agreement shall be made in writing and shall be deemed given if delivered personally, sent by registered or certified mail, return receipt requested, postage prepaid, or sent by nationally recognized overnight courier service, addressed as follows:

(1) if to the Company:

Graham Packaging Company, Inc.

2401 Pleasant Valley Road

York, Pennsylvania 17402

Attention: General Counsel

(2) if to the Director at the address listed in the personnel records of the Company.

11. Choice of Law. This Agreement shall be governed by and construed in accordance with the law of the State of Pennsylvania, without regard to conflicts of laws principles thereof.

12. Counterparts. This Agreement may be executed in one or more counterparts, which shall, collectively and separately, constitute one agreement.

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement as of the date first above written.

Graham Packaging Company, Inc.	Director

By:
Title: